EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Ronald J. Seiffert, Chairman, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Second Quarter 2019 Earnings and Quarterly Dividend

Warren, Pennsylvania — July 22, 2019

Northwest Bancshares, Inc., (the "Company"), (NasdaqGS: NWBI) announced net income for the quarter ended June 30, 2019 of $26.4 million, or $0.25 per diluted share. This represents an increase of $84,000, or 0.3%, compared to the same quarter last year when net income was $26.3 million or $0.25 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended June 30, 2019 were 8.01% and 1.02% compared to 8.67% and 1.11% for the same quarter last year.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.18 per share payable on August 15, 2019 to shareholders of record as of August 1, 2019. This is the 99th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company's stock as of June 30, 2019, this represents an annualized dividend yield of approximately 4.09%.

In making this announcement, Ronald J. Seiffert, Chairman, President and CEO, noted, “We were extremely pleased with loan growth for both the current quarter of 1.9% and for the first six months of the year of 3.5%.” Mr. Seiffert added that “despite the expected six basis point decline in our net interest margin during the quarter due to the shape of the yield curve, we believe it is very important to continue to grow and diversify our loan portfolio.” He continued “as the result of strategic investments that we made during the first half of this year, we are extremely well-positioned to focus on sales execution and operating efficiencies for the remainder of 2019. These investments included the successful integration of Union Community Bank, the implementation of nCino as our new commercial loan origination platform and Ellie Mae’s Encompass as our new residential mortgage loan origination platform, as well as the staffing of our commercial and residential mortgage loan origination teams."

Net interest income increased by $8.4 million, or 10.0%, to $92.6 million for the quarter ended June 30, 2019, from $84.2 million for the quarter ended June 30, 2018, primarily due to a $12.8 million, or 14.5%, increase in interest income on loans receivable and a $1.0 million, or 31.5%, increase in interest income on mortgage-backed securities. These increases were primarily due to increases of $743.4 million, or 9.5%, and $75.0 million, or 13.2%, in the average balances of loans and mortgage-backed securities, respectively. Additionally, the average yield on loans and mortgage-backed securities increased by 21 and 37 basis points, respectively, over the prior year period. Partially offsetting this improvement was an increase in interest expense on deposits of $5.2 million, or 70.8%, due to increases in market interest rates that have occurred over the past year. The net impact of these changes caused the Company's net interest margin to increase to 3.91% for the quarter ended June 30, 2019 from 3.86% for the same quarter last year.

     The provision for loan losses decreased by $682,000, or 12.8%, to $4.7 million for the quarter ended June 30, 2019, from $5.3 million for the quarter ended June 30, 2018. The provision was elevated in the prior year due primarily to the closure of the Company's consumer finance subsidiary and the runoff of the legacy portfolio. During the current quarter net charge-offs were elevated due to an additional write down of approximately $4.0 million on a residential land development loan in our Western New York region. This write down was previously fully reserved.

Noninterest income decreased by $746,000, or 3.1%, to $23.4 million for the quarter ended June 30, 2019, from $24.1 million for the quarter ended June 30, 2018. This decrease was primarily due to a $1.1 million, or 48.7%, decline in bank owned life insurance income due to a death benefit received during the prior year. Partially offsetting this decline was an increase in service charges and fees of $431,000, or 3.3%, to $13.3 million for the current quarter compared to $12.9 million for the prior year's quarter, primarily as a result of increased customer activity from the Union Community Bank ("UCB") acquisition. Additionally, there was an increase in trust and other financial services income of $394,000, or 9.7%, to $4.4 million for the quarter ended June 30, 2019, from $4.0 million for the same quarter last year primarily due to new brokerage production.

Noninterest expense increased by $7.7 million, or 11.1%, to $77.5 million for the quarter ended June 30, 2019, from $69.8 million for the quarter ended June 30, 2018. This increase resulted primarily from a $3.0 million, or 7.6%, increase in compensation and employee benefits due to both internal growth in compensation and staff as well as the addition of UCB employees. In addition, processing expenses increased by $1.1 million, or 11.2%, as we continue to invest in technology and infrastructure to meet the demands of becoming a $10.0 billion institution. Also contributing to this increase was an increase in restructuring and acquisition expense of $712,000 due to expenses incurred as part of the UCB acquisition.

Net income for the six month period ended June 30, 2019 was $51.4 million, or $0.49 per diluted share. This represents an increase of $143,000, or 0.3%, compared to the six month period ended June 30, 2018, when net income was $51.3 million, or $0.50 per diluted share. The annualized returns on average shareholders' equity and average assets for the six month period ended June 30, 2019 were 7.99% and 1.02% compared to 8.54% and 1.09% for the same period last year. This increase in net income was the result of an increase in net interest income after provision of $13.0 million, or 8.3% which was partially offset by an increase in noninterest expense of $11.7 million, or 8.5%. Contributing to the additional expense is the added cost of the Union Community Bank operations, including new marketing costs, additional processing costs associated with our new commercial and residential mortgage platforms as well as increased online banking usage fees, and the acquisition costs associated with the Union Community Bank conversion in March 2019.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Bank. Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest operates 172 full-service community banking offices and ten free standing drive-through facilities in Pennsylvania, New York and Ohio. Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; and (7) increased risk associated with commercial real-estate and business loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands, except per share amounts)

	June 30, 2019	December 31, 2018	June 30, 2018
Assets
Cash and cash equivalents	$106,988	68,789	133,045
Marketable securities available-for-sale (amortized cost of $850,248, $811,015 and $814,848, respectively)	854,765	801,450	799,878
Marketable securities held-to-maturity (fair value of $20,676, $22,446 and $25,212, respectively)	20,414	22,765	25,747
Total cash and cash equivalents and marketable securities	982,167	893,004	958,670

Residential mortgage loans	2,899,164	2,864,470	2,800,668
Home equity loans	1,314,947	1,258,422	1,276,181
Consumer loans	1,011,424	859,713	700,925
Commercial real estate loans	2,808,153	2,471,821	2,553,223
Commercial loans	703,194	597,013	611,373
Total loans receivable	8,736,882	8,051,439	7,942,370
Allowance for loan losses	(53,107)	(55,214)	(57,332)
Loans receivable, net	8,683,775	7,996,225	7,885,038

Federal Home Loan Bank stock, at cost	14,966	15,635	7,887
Accrued interest receivable	28,742	24,490	24,959
Real estate owned, net	2,070	2,498	2,722
Premises and equipment, net	148,973	143,390	146,276
Bank owned life insurance	186,870	171,079	170,791
Goodwill	344,720	307,420	307,420
Other intangible assets	24,112	19,821	22,629
Other assets	89,088	34,211	35,917
Total assets	$10,505,483	9,607,773	9,562,309

Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$1,944,550	1,736,156	1,732,664
Interest-bearing demand deposits	1,670,983	1,455,460	1,485,938
Money market deposit accounts	1,784,437	1,661,623	1,686,052
Savings deposits	1,683,551	1,636,099	1,697,396
Time deposits	1,600,372	1,404,841	1,405,328
Total deposits	8,683,893	7,894,179	8,007,378

Borrowed funds	171,677	234,389	99,889
Advances by borrowers for taxes and insurance	54,507	43,298	51,640
Accrued interest payable	1,207	744	568
Other liabilities	138,854	66,312	62,741
Junior subordinated debentures	121,757	111,213	111,213
Total liabilities	9,171,895	8,350,135	8,333,429

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 106,614,607, 103,354,030, and 103,122,890 shares issued and outstanding, respectively	1,066	1,034	1,031
Paid-in-capital	798,942	745,926	739,673
Retained earnings	562,799	550,374	531,269
Accumulated other comprehensive loss	(29,219)	(39,696)	(43,093)
Total shareholders’ equity	1,333,588	1,257,638	1,228,880
Total liabilities and shareholders’ equity	$10,505,483	9,607,773	9,562,309

Equity to assets	12.69%	13.09%	12.85%
Tangible common equity to assets	9.52%	10.03%	9.74%
Book value per share	$12.51	12.17	11.92
Tangible book value per share	$9.05	9.00	8.72
Closing market price per share	$17.61	16.94	17.39
Full time equivalent employees	2,238	2,128	2,118
Number of banking offices	182	172	172

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Interest income:
Loans receivable	$100,917	94,935	92,512	90,733	88,106
Mortgage-backed securities	4,280	3,965	3,942	3,572	3,254
Taxable investment securities	898	936	924	814	648
Tax-free investment securities	237	182	170	205	313
FHLB dividends	316	171	151	119	85
Interest-earning deposits	159	100	69	162	469
Total interest income	106,807	100,289	97,768	95,605	92,875

Interest expense:
Deposits	12,484	10,145	8,985	8,233	7,309
Borrowed funds	1,720	2,162	1,952	1,555	1,340
Total interest expense	14,204	12,307	10,937	9,788	8,649

Net interest income	92,603	87,982	86,831	85,817	84,226
Provision for loan losses	4,667	6,467	3,792	6,982	5,349
Net interest income after provision for loan losses	87,936	81,515	83,039	78,835	78,877

Noninterest income:
Gain/(loss) on sale of investments	29	(6)	4	—	—
Service charges and fees	13,339	12,043	12,827	13,158	12,908
Trust and other financial services income	4,444	4,195	4,246	4,254	4,050
Insurance commission income	2,145	2,178	1,906	2,046	2,090
Gain/(loss) on real estate owned, net	91	(3)	(14)	(247)	176
Income from bank owned life insurance	1,197	1,005	1,038	1,460	2,333
Mortgage banking income	188	216	213	82	77
Other operating income	1,930	2,034	3,028	1,804	2,475
Total noninterest income	23,363	21,662	23,248	22,557	24,109

Noninterest expense:
Compensation and employee benefits	42,008	38,188	39,319	37,535	39,031
Premises and occupancy costs	7,387	7,218	6,567	6,821	6,824
Office operations	3,708	3,131	3,455	3,508	3,768
Collections expense	939	308	780	483	434
Processing expenses	10,634	10,434	10,160	9,620	9,560
Marketing expenses	2,729	1,886	2,331	1,949	2,014
Federal deposit insurance premiums	681	706	637	721	671
Professional services	3,198	2,524	3,134	2,368	2,819
Amortization of intangible assets	1,760	1,447	1,346	1,462	1,520
Real estate owned expense	128	159	187	205	133
Restructuring/acquisition expense	1,105	1,926	435	186	393
Other expense	3,235	3,497	3,922	1,759	2,620
Total noninterest expense	77,512	71,424	72,273	66,617	69,787
Income before income taxes	33,787	31,753	34,014	34,775	33,199

Income tax expense	7,404	6,709	7,547	7,035	6,900
Net income	$26,383	25,044	26,467	27,740	26,299

Basic earnings per share	$0.25	0.24	0.26	0.27	0.26
Diluted earnings per share	$0.25	0.24	0.26	0.27	0.25

Weighted average common shares outstanding - basic	105,233,635	103,101,789	102,479,086	102,334,954	101,870,043
Weighted average common shares outstanding - diluted	106,258,215	104,496,592	103,749,383	103,942,695	103,424,154

Annualized return on average equity	8.01%	7.96%	8.44%	8.93%	8.67%
Annualized return on average assets	1.02%	1.03%	1.09%	1.15%	1.11%
Annualized return on tangible common equity	10.97%	10.74%	11.29%	12.07%	11.74%

Efficiency ratio *	64.37%	62.07%	64.04%	59.95%	62.65%
Annualized noninterest expense to average assets *	2.88%	2.79%	2.91%	2.70%	2.87%

* Excludes restructuring/acquisition expenses and amortization of intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share amounts)

	Six months ended June 30,
	2019	2018
Interest income:
Loans receivable	$195,852	173,326
Mortgage-backed securities	8,245	6,267
Taxable investment securities	1,834	1,326
Tax-free investment securities	419	703
FHLB dividends	487	182
Interest-earning deposits	259	604
Total interest income	207,096	182,408

Interest expense:
Deposits	22,629	13,767
Borrowed funds	3,882	2,648
Total interest expense	26,511	16,415

Net interest income	180,585	165,993
Provision for loan losses	11,134	9,558
Net interest income after provision for loan losses	169,451	156,435

Noninterest income:
Gain on sale of investments	23	153
Service charges and fees	25,382	24,807
Trust and other financial services income	8,639	8,081
Insurance commission income	4,323	4,839
Gain/(loss) on real estate owned, net	88	(370)
Income from bank owned life insurance	2,202	3,323
Mortgage banking income	404	301
Other operating income	3,964	4,763
Total noninterest income	45,025	45,897

Noninterest expense:
Compensation and employee benefits	80,196	75,541
Premises and occupancy costs	14,605	14,131
Office operations	6,839	7,176
Collections expense	1,247	946
Processing expenses	21,068	19,266
Marketing expenses	4,615	4,154
Federal deposit insurance premiums	1,387	1,388
Professional services	5,722	5,096
Amortization of intangible assets	3,207	3,040
Real estate owned expense	287	425
Restructuring/acquisition expense	3,031	393
Other expense	6,732	5,652
Total noninterest expense	148,936	137,208
Income before income taxes	65,540	65,124

Income tax expense	14,113	13,840
Net income	$51,427	51,284

Basic earnings per share	$0.49	0.50
Diluted earnings per share	$0.49	0.50

Weighted average common shares outstanding - basic	104,173,601	101,735,235
Weighted average common shares outstanding - diluted	105,382,270	103,281,120

Annualized return on average equity	7.99%	8.54%
Annualized return on average assets	1.02%	1.09%
Annualized return on tangible common equity	10.75%	11.51%

Efficiency ratio *	63.25%	63.13%
Annualized noninterest expense to average assets *	2.84%	2.85%

* Excludes restructuring/acquisition expenses and amortization of intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Asset quality (Unaudited)
(Dollars in thousands)

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Nonaccrual loans current:
Residential mortgage loans	$432	124	264	869	669
Home equity loans	475	643	437	496	237
Consumer loans	94	76	196	126	218
Commercial real estate loans	12,605	10,520	9,947	10,905	14,814
Commercial loans	5,666	4,277	4,736	1,972	2,559
Total nonaccrual loans current	$19,272	15,640	15,580	14,368	18,497

Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$13	824	1,358	15	89
Home equity loans	418	160	266	333	221
Consumer loans	172	154	294	182	192
Commercial real estate loans	469	2,642	219	3,124	522
Commercial loans	45	321	23	150	51
Total nonaccrual loans delinquent 30 days to 59 days	$1,117	4,101	2,160	3,804	1,075

Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$910	1,323	1,262	547	668
Home equity loans	717	954	376	418	483
Consumer loans	322	683	582	464	194
Commercial real estate loans	1,426	3,588	1,260	1,872	1,682
Commercial loans	780	397	332	352	380
Total nonaccrual loans delinquent 60 days to 89 days	$4,155	6,945	3,812	3,653	3,407

Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$10,617	10,781	12,965	13,154	11,822
Home equity loans	5,591	5,542	5,996	5,838	6,729
Consumer finance loans	10	—	22	39	15
Consumer loans	2,892	3,215	3,228	3,535	2,626
Commercial real estate loans	21,123	24,528	25,509	27,122	15,617
Commercial loans	2,920	2,027	3,010	2,714	2,925
Total nonaccrual loans delinquent 90 days or more	$43,153	46,093	50,730	52,402	39,734

Total nonaccrual loans	$67,697	72,779	72,282	74,227	62,713

Total nonaccrual loans	$67,697	72,779	72,282	74,227	62,713
Loans 90 days past maturity and still accruing	55	166	166	195	94
Nonperforming loans	67,752	72,945	72,448	74,422	62,807
Real estate owned, net	2,070	2,345	2,498	2,486	2,722
Nonperforming assets	$69,822	75,290	74,946	76,908	65,529

Nonaccrual troubled debt restructuring *	$13,375	14,951	15,306	9,777	10,860
Accruing troubled debt restructuring	17,894	17,861	18,302	19,370	19,802
Total troubled debt restructuring	$31,269	32,812	33,608	29,147	30,662

Nonperforming loans to total loans	0.78%	0.85%	0.90%	0.93%	0.79%
Nonperforming assets to total assets	0.66%	0.73%	0.78%	0.80%	0.69%
Allowance for loan losses to total loans	0.61%	0.65%	0.69%	0.70%	0.72%
Allowance for loan losses to nonperforming loans	78.38%	76.39%	76.21%	75.21%	91.28%
* Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Loans by credit quality indicators (Unaudited)
(Dollars in thousands)

At June 30, 2019	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$2,890,472	—	8,692	—	—	2,899,164
Home equity loans	1,307,887	—	7,060	—	—	1,314,947
Consumer loans	1,007,813	—	3,611	—	—	1,011,424
Total Personal Banking	5,206,172	—	19,363	—	—	5,225,535
Commercial Banking:
Commercial real estate loans	2,586,013	86,434	135,525	181	—	2,808,153
Commercial loans	621,889	38,182	42,141	982	—	703,194
Total Commercial Banking	3,207,902	124,616	177,666	1,163	—	3,511,347
Total loans	$8,414,074	124,616	197,029	1,163	—	8,736,882

At March 31, 2019
Personal Banking:
Residential mortgage loans	$2,858,007	—	9,154	—	—	2,867,161
Home equity loans	1,317,323	—	7,082	—	—	1,324,405
Consumer loans	926,832	—	4,230	—	—	931,062
Total Personal Banking	5,102,162	—	20,466	—	—	5,122,628
Commercial Banking:
Commercial real estate loans	2,577,176	87,053	135,080	—	—	2,799,309
Commercial loans	573,160	34,610	40,168	—	—	647,938
Total Commercial Banking	3,150,336	121,663	175,248	—	—	3,447,247
Total loans	$8,252,498	121,663	195,714	—	—	8,569,875

At December 31, 2018
Personal Banking:
Residential mortgage loans	$2,853,460	—	11,010	—	—	2,864,470
Home equity loans	1,251,518	—	6,904	—	—	1,258,422
Consumer loans	855,277	—	4,436	—	—	859,713
Total Personal Banking	4,960,255	—	22,350	—	—	4,982,605
Commercial Banking:
Commercial real estate loans	2,254,350	94,688	122,783	—	—	2,471,821
Commercial loans	538,762	19,281	38,970	—	—	597,013
Total Commercial Banking	2,793,112	113,969	161,753	—	—	3,068,834
Total loans	$7,753,367	113,969	184,103	—	—	8,051,439

At September 30, 2018
Personal Banking:
Residential mortgage loans	$2,835,806	—	11,028	—	—	2,846,834
Home equity loans	1,265,237	—	7,108	—	—	1,272,345
Consumer loans	771,555	—	4,494	—	—	776,049
Total Personal Banking	4,872,598	—	22,630	—	—	4,895,228
Commercial Banking:
Commercial real estate loans	2,283,152	53,529	181,385	—	—	2,518,066
Commercial loans	526,584	24,760	31,424	—	—	582,768
Total Commercial Banking	2,809,736	78,289	212,809	—	—	3,100,834
Total loans	$7,682,334	78,289	235,439	—	—	7,996,062

At June 30, 2018
Personal Banking:
Residential mortgage loans	$2,790,906	—	9,762	—	—	2,800,668
Home equity loans	1,268,884	—	7,297	—	—	1,276,181
Consumer loans	697,561	—	3,364	—	—	700,925
Total Personal Banking	4,757,351	—	20,423	—	—	4,777,774
Commercial Banking:
Commercial real estate loans	2,294,327	65,698	193,198	—	—	2,553,223
Commercial loans	554,495	18,140	38,738	—	—	611,373
Total Commercial Banking	2,848,822	83,838	231,936	—	—	3,164,596
Total loans	$7,606,173	83,838	252,359	—	—	7,942,370

* Includes $8.1 million, $3.4 million, $7.1 million, $9.2 million and $9.5 million of acquired loans at June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018, and June 30, 2018, respectively.
** Includes $38.6 million, $37.8 million, $39.3 million, $45.3 million and $44.5 million of acquired loans at June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018, and June 30, 2018, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan delinquency (Unaudited)
(Dollars in thousands)

	June 30, 2019		*	March 31, 2019		*	December 31, 2018		*	September 30, 2018		*	June 30, 2018		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	30	$1,629	0.1%	311	$28,009	1.0%	333	$27,777	1.0%	27	$1,500	0.1%	30	$1,561	0.1%
Home equity loans	148	4,573	0.3%	195	7,626	0.6%	233	8,649	0.7%	184	5,673	0.4%	184	6,383	0.5%
Consumer finance loans	75	130	9.0%	128	295	12.9%	327	661	17.3%	280	632	10.7%	306	711	8.1%
Consumer loans	781	7,500	0.7%	777	7,228	0.8%	1,073	9,447	1.1%	984	8,408	1.1%	901	8,855	1.3%
Commercial real estate loans	31	2,418	0.1%	48	28,965	1.0%	37	5,503	0.2%	36	5,386	0.2%	40	5,898	0.2%
Commercial loans	14	666	0.1%	30	3,359	0.5%	21	973	0.2%	17	622	0.1%	24	1,000	0.2%
Total loans delinquent 30 days to 59 days	1,079	$16,916	0.2%	1,489	$75,482	0.9%	2,024	$53,010	0.7%	1,528	$22,221	0.3%	1,485	$24,408	0.3%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	78	$6,264	0.2%	29	$2,602	0.1%	71	$6,425	0.2%	61	$4,704	0.2%	62	$5,847	0.2%
Home equity loans	59	2,319	0.2%	53	2,544	0.2%	63	2,065	0.2%	69	2,536	0.2%	73	2,495	0.2%
Consumer finance loans	25	44	3.0%	28	47	2.1%	86	172	4.5%	112	234	4.0%	127	277	3.2%
Consumer loans	313	2,853	0.3%	271	2,130	0.2%	389	3,042	0.4%	352	3,251	0.4%	350	2,654	0.4%
Commercial real estate loans	16	2,617	0.1%	17	4,064	0.1%	24	5,387	0.2%	30	6,678	0.3%	28	3,689	0.1%
Commercial loans	16	1,725	0.2%	7	738	0.1%	8	560	0.1%	21	1,104	0.2%	15	926	0.2%
Total loans delinquent 60 days to 89 days	507	$15,822	0.2%	405	$12,125	0.2%	641	$17,651	0.2%	645	$18,507	0.2%	655	$15,888	0.2%

Loans delinquent 90 days or more: **
Residential mortgage loans	129	$10,800	0.4%	113	$10,801	0.4%	145	$12,985	0.5%	143	$13,483	0.5%	140	$12,293	0.4%
Home equity loans	136	5,591	0.4%	155	5,542	0.4%	161	6,037	0.5%	150	5,838	0.5%	154	6,768	0.5%
Consumer finance loans	5	10	0.7%	—	—	—%	6	21	0.6%	16	39	0.7%	8	15	0.2%
Consumer loans	705	2,898	0.3%	764	3,221	0.3%	432	3,233	0.4%	766	3,541	0.5%	302	2,633	0.4%
Commercial real estate loans	118	21,123	0.7%	125	24,589	0.9%	128	25,587	1.0%	126	27,228	1.1%	113	15,772	0.6%
Commercial loans	25	2,920	0.4%	23	2,027	0.3%	29	3,010	0.5%	29	2,714	0.5%	31	2,925	0.5%
Total loans delinquent 90 days or more	1,118	$43,342	0.5%	1,180	$46,180	0.6%	901	$50,873	0.6%	1,230	$52,843	0.7%	748	$40,406	0.5%

Total loans delinquent	2,704	$76,080	0.9%	3,074	$133,787	1.6%	3,566	$121,534	1.5%	3,403	$93,571	1.2%	2,888	$80,702	1.0%

* Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
** Includes purchased credit impaired loans of $190,000, $87,000, $145,000, $440,000, and $672,000 at June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018 and June 30, 2018, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for loan losses (Unaudited)
(Dollars in thousands)

	Quarter ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Beginning balance	$55,721	55,214	55,975	57,332	55,211
Provision	4,667	6,467	3,792	6,982	5,349
Charge-offs residential mortgage	(397)	(357)	(375)	(214)	(389)
Charge-offs home equity	(389)	(153)	(341)	(426)	(406)
Charge-offs consumer finance	(58)	(179)	(329)	(445)	(486)
Charge-offs consumer	(2,508)	(2,842)	(3,751)	(3,470)	(2,682)
Charge-offs commercial real estate	(4,367)	(604)	(1,538)	(4,859)	(439)
Charge-offs commercial	(1,087)	(3,270)	(824)	(985)	(491)
Recoveries	1,525	1,445	2,605	2,060	1,665
Ending balance	$53,107	55,721	55,214	55,975	57,332

Net charge-offs to average loans, annualized	0.34%	0.29%	0.23%	0.42%	0.16%

	Six months ended June 30,
	2019	2018
Beginning balance	$55,214	56,795
Provision	11,134	9,558
Charge-offs residential mortgage	(754)	(590)
Charge-offs home equity	(542)	(1,017)
Charge-offs consumer finance	(237)	(2,039)
Charge-offs consumer	(5,350)	(5,931)
Charge-offs commercial real estate	(4,971)	(990)
Charge-offs commercial	(4,357)	(1,516)
Recoveries	2,970	3,062
Ending balance	$53,107	57,332

Net charge-offs to average loans, annualized	0.32%	0.23%

	June 30, 2019
	Originated loans		Acquired loans		Total loans
	Balance	Reserve	Balance	Reserve	Balance	Reserve
Residential mortgage loans	$2,812,937	3,909	86,227	104	2,899,164	4,013
Home equity loans	1,041,302	2,990	273,645	344	1,314,947	3,334
Legacy consumer finance loans	1,449	266	—	—	1,449	266
Consumer loans	964,149	10,500	45,826	511	1,009,975	11,011
Personal Banking Loans	4,819,837	17,665	405,698	959	5,225,535	18,624

Commercial real estate loans	2,336,416	20,962	471,737	2,571	2,808,153	23,533
Commercial loans	639,886	9,802	63,308	1,148	703,194	10,950
Commercial Banking Loans	2,976,302	30,764	535,045	3,719	3,511,347	34,483

Total Loans	$7,796,139	48,429	940,743	4,678	8,736,882	53,107

Northwest Bancshares, Inc. and Subsidiaries
Average balance sheet (Unaudited)
(Dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended
	June 30, 2019			March 31, 2019			December 31, 2018			September 30, 2018			June 30, 2018
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,857,425	29,300	4.10%	$2,842,556	29,282	4.12%	$2,837,220	28,794	4.06%	$2,804,027	28,974	4.13%	$2,761,528	27,893	4.04%
Home equity loans	1,319,056	17,717	5.39%	1,265,974	16,048	5.14%	1,264,169	15,788	4.95%	1,272,847	15,248	4.75%	1,281,001	15,384	4.82%
Consumer loans	943,254	10,649	4.53%	869,536	10,052	4.69%	791,685	9,365	4.69%	704,203	8,337	4.70%	655,541	7,949	4.86%
Consumer finance loans	1,826	87	19.06%	2,999	139	18.54%	4,751	220	18.52%	7,176	343	19.12%	10,428	516	19.79%
Commercial real estate loans	2,801,953	35,537	5.02%	2,560,408	30,767	4.81%	2,492,331	29,991	4.71%	2,540,270	29,974	4.62%	2,518,170	29,034	4.56%
Commercial loans	670,613	7,966	4.70%	615,090	8,967	5.83%	590,195	8,666	5.75%	598,842	8,203	5.36%	624,087	7,703	4.88%
Total loans receivable (a) (b) (d)	8,594,127	101,256	4.73%	8,156,563	95,255	4.74%	7,980,351	92,824	4.61%	7,927,365	91,079	4.56%	7,850,755	88,479	4.52%
Mortgage-backed securities (c)	644,887	4,280	2.65%	604,463	3,965	2.62%	619,105	3,942	2.55%	598,596	3,572	2.39%	569,893	3,255	2.28%
Investment securities (c) (d)	226,325	1,198	2.12%	227,312	1,167	2.05%	227,813	1,140	2.00%	244,346	1,074	1.76%	235,784	1,044	1.77%
FHLB stock, at cost	16,117	316	7.86%	16,098	171	4.31%	14,372	151	4.17%	9,819	119	4.81%	7,819	85	4.36%
Other interest-earning deposits	20,983	159	3.00%	14,136	100	2.83%	10,454	68	2.55%	26,057	162	2.43%	103,739	469	1.79%
Total interest-earning assets	9,502,439	107,209	4.53%	9,018,572	100,658	4.53%	8,852,095	98,125	4.40%	8,806,183	96,006	4.33%	8,767,990	93,332	4.27%
Noninterest earning assets (e)	910,225			868,843			743,262			746,077			732,065
Total assets	$10,412,664			$9,887,415			$9,595,357			$9,552,260			$9,500,055

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,696,715	777	0.18%	$1,650,947	758	0.19%	$1,637,400	758	0.18%	$1,672,990	785	0.19%	$1,699,168	773	0.18%
Interest-bearing demand deposits	1,674,779	1,569	0.38%	1,452,963	1,162	0.32%	1,442,587	1,066	0.29%	1,460,556	1,064	0.29%	1,468,228	875	0.24%
Money market deposit accounts	1,776,558	3,433	0.78%	1,693,626	2,579	0.62%	1,678,664	1,910	0.45%	1,685,368	1,565	0.37%	1,691,652	1,211	0.29%
Time deposits	1,561,034	6,705	1.72%	1,432,679	5,646	1.60%	1,401,352	5,251	1.49%	1,403,967	4,819	1.36%	1,440,457	4,450	1.24%
Borrowed funds (f)	147,119	413	1.13%	257,550	1,006	1.58%	216,975	782	1.43%	129,523	239	0.73%	104,415	50	0.19%
Junior subordinated debentures	121,757	1,307	4.25%	114,727	1,156	4.03%	111,213	1,170	4.12%	111,213	1,316	4.63%	111,213	1,290	4.59%
Total interest-bearing liabilities	6,977,962	14,204	0.82%	6,602,492	12,307	0.76%	6,488,191	10,937	0.67%	6,463,617	9,788	0.60%	6,515,133	8,649	0.53%
Noninterest-bearing demand deposits (g)	1,888,697			1,785,158			1,750,253			1,724,427			1,676,344
Noninterest bearing liabilities	225,623			223,480			112,349			132,062			92,252
Total liabilities	9,092,282			8,611,130			8,350,793			8,320,106			8,283,729
Shareholders’ equity	1,320,382			1,276,285			1,244,564			1,232,154			1,216,326
Total liabilities and shareholders’ equity	$10,412,664			$9,887,415			$9,595,357			$9,552,260			$9,500,055
Net interest income/Interest rate spread		93,005	3.71%		88,351	3.77%		87,188	3.73%		86,218	3.73%		84,683	3.74%
Net interest-earning assets/Net interest margin	$2,524,477		3.91%	$2,416,080		3.97%	$2,363,904		3.94%	$2,342,566		3.92%	$2,252,857		3.86%
Ratio of interest-earning assets to interest-bearing liabilities	1.36X			1.37X			1.36X			1.36X			1.35X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent ("FTE") basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings and collateralized borrowings.
(g) Average cost of deposits were 0.58%, 0.51%, 0.45%, 0.41% and 0.37%, respectively.
(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.71%, 4.72%, 4.60%, 4.54% and 4.50%, respectively, Investment securities - 2.01%, 1.97%, 1.92%, 1.67% and 1.63%, respectively, Interest-earning assets - 4.51%, 4.51%, 4.38%, 4.31% and 4.25%, respectively. GAAP basis net interest rate spreads were 3.69%, 3.75%, 3.71%, 3.71% and 3.72%, respectively, and GAAP basis net interest margins were 3.90%, 3.96%, 3.92%, 3.90% and 3.84%, respectively.

10

Northwest Bancshares, Inc. and Subsidiaries
Average balance sheet (Unaudited)
(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Six months ended June 30,
	2019			2018
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,850,031	58,582	4.11%	$2,758,849	55,612	4.03%
Home equity loans	1,292,662	33,765	5.27%	1,289,842	30,369	4.75%
Consumer loans	906,598	20,701	4.60%	646,666	15,451	4.82%
Consumer finance loans	2,409	226	18.76%	12,828	1,284	20.02%
Commercial real estate loans	2,681,848	66,303	4.92%	2,494,925	56,214	4.48%
Commercial loans	643,005	16,933	5.24%	609,752	15,070	4.92%
Loans receivable (a) (b) (d)	8,376,553	196,510	4.73%	7,812,862	174,000	4.49%
Mortgage-backed securities (c)	624,786	8,245	2.64%	564,007	6,268	2.22%
Investment securities (c) (d)	226,815	2,364	2.08%	245,979	2,216	1.80%
FHLB stock	16,096	487	6.10%	8,582	182	4.28%
Other interest-earning deposits	16,381	259	3.14%	68,970	604	1.74%
Total interest-earning assets	9,260,631	207,865	4.53%	8,700,400	183,270	4.25%
Noninterest earning assets (e)	889,409			755,764
Total assets	$10,150,040			$9,456,164

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,673,957	1,535	0.18%	$1,684,909	1,522	0.18%
Interest-bearing demand deposits	1,588,989	2,732	0.35%	1,443,981	1,477	0.21%
Money market deposit accounts	1,735,185	6,011	0.70%	1,699,222	2,264	0.27%
Time deposits	1,497,208	12,351	1.66%	1,427,921	8,504	1.20%
Borrowed funds (f)	202,029	1,419	1.42%	118,743	173	0.29%
Junior subordinated debentures	118,242	2,463	4.14%	111,213	2,475	4.43%
Total interest-bearing liabilities	6,815,610	26,511	0.78%	6,485,989	16,415	0.51%
Noninterest-bearing demand deposits (g)	1,699,496			1,641,493
Noninterest bearing liabilities	336,600			117,530
Total liabilities	8,851,706			8,245,012
Shareholders’ equity	1,298,334			1,211,152
Total liabilities and shareholders’ equity	$10,150,040			$9,456,164
Net interest income/Interest rate spread		181,354	3.75%		166,855	3.74%
Net interest-earning assets/Net interest margin	$2,445,021		3.92%	$2,214,411		3.84%
Ratio of interest-earning assets to interest-bearing liabilities	1.36X			1.34X
(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings and collateralized borrowings.
(g) Average cost of deposits were 0.56% and 0.35%, respectively.
(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.71% and 4.47%, respectively, Investment securities - 1.99% and 1.65%, respectively, Interest-earning assets - 4.51% and 4.23%, respectively. GAAP basis net interest rate spreads were 3.73% and 3.72%, respectively, and GAAP basis net interest margins were 3.90% and 3.82%, respectively.